SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                               SUCCESSORIES, INC.
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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AT SUCCESSORIES
John C. Carroll
(630) 820-7200

FOR IMMEDIATE RELEASE
FEBRUARY 13, 2003

             SUCCESSORIES, INC. AGREES TO GOING PRIVATE-TRANSACTION

                            WITH S.I. ACQUISITION LLC

AURORA, IL, FEBRUARY 13, 2003 - Successories, Inc. (OTCBB: SCES) announced today that it has entered into a definitive merger agreement with S.I. Acquisition LLC, an Illinois limited liability company formed principally for the benefit of Jack Miller, the Company's Chairman, members of his family and Howard I. Bernstein, a Board Member of the Company. The merger agreement provides that, at the closing of the merger, each outstanding share of the Company's common stock will convert into the right to receive $0.30 in cash (other than Company common stock owned by S.I. Acquisition), and each outstanding share of the Company's series B convertible preferred stock will convert into the right to receive $15.00 (the stated value of each share) plus all accrued and unpaid dividends in cash (other than Company series B convertible preferred stock owned by S.I. Acquisition).

The Board of Directors of the Company, acting in part upon the unanimous recommendation of a Special Committee of the Board, comprised of two disinterested, non-management Directors, unanimously approved the merger. In reaching its decision to recommend the merger to the full Board, the Special Committee received a fairness opinion from its financial advisor, Duff & Phelps, LLC.

The Company may terminate the merger agreement if it receives an acquisition proposal that is superior to the current transaction. Upon such termination, the Company would reimburse S.I.

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Acquisition for its expenses, not to exceed $150,000. The closing of the merger is subject to various conditions, including shareholder approval. The Company will solicit shareholder approval by means of a proxy statement, which will be mailed upon completion of the required SEC filing and review process.

As a result of the merger, the Company will become a privately-held company. Accordingly, upon closing, the registration of the Company's common stock under the Securities Exchange Act of 1934, as amended, will terminate. After the merger, the Company will continue to operate from its headquarters in Aurora, Illinois.

Chairman Jack Miller stated he believes, "the transaction is in the best interest of the Company and all of its public shareholders. This transaction will provide a significant premium over our current stock price and provides liquidity for our shareholders."

The Company also announced today the resignation of its President, Chief Executive Officer and Board Member, Gary J. Rovansek, and the appointment of John Carroll, the Senior Vice President, Chief Operating and Financial Officer, as the interim President and Chief Executive Officer. Mr. Carroll shall retain the titles of Chief Operating and Financial Officer. Mr. Rovansek is leaving the Company to pursue other professional interests. Given the proposed transaction with S.I. Acquisition, the Company has elected to not fill the vacant Board seat created by Mr. Rovansek's departure. Instead, the Board amended the bylaws of the Company, reducing the minimum number of Directors from seven to six. In connection with such amendment, the Board also reduced the number of Class III Directors of the Company from three to two. In all other respects, the bylaws remain unchanged.

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This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares, nor is it a solicitation of a proxy to vote in connection with the transaction. The Company will file a proxy statement with the Securities and Exchange Commission and distribute it to its shareholders and will file and distribute such other additional materials as required by applicable law. Shareholders should read the proxy statement and the other materials carefully because they will contain important information about the transaction, including its various terms and conditions. Shareholders will also be able to obtain the proxy statement at no charge at the SEC's website at www.sec.gov.

The Company and certain other persons may be deemed to be participants in the solicitation of proxies from the Company's shareholders under the rules of the SEC. The participants in this solicitation may include (1) the current Directors of Company and (2) the Executive Officers of the Company who are not Directors. A description of the interests that such persons have in the merger proposal will be available in the proxy statement.

Except for historical information in this release, the matters set forth herein may include forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although the Company believes that the expectations in the forward looking statements are reasonable, it can give no assurance that such expectations shall be realized. Potential risks and uncertainties include such factors as the financial strength of the economy, and the retail and catalog industries in general, changes in consumer confidence, the level of consumer spending on motivational-type products and through the Internet, the competitive pricing environment within the markets that Successories distributes its products, the level of the Company's success in continuing to control

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costs and the Company's ability to increase certain margins through economies of scale. Additional risks and uncertainties include the Company's ability to: develop and introduce successful new products, generate funds sufficient to meet its current operating and capital needs, and consummate the merger. Investors are also urged to consider other risks and uncertainties discussed in the Company's public announcement, reports to shareholders and documents filed by the Company with the Securities and Exchange Commission including but not limited to reports on Form 10-K, 8-K and 10-Q. Those risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company intends these forward looking statements to speak only at the time of this release and does not undertake to revise or confirm said statements as more information becomes available.

Successories, Inc. designs, manufactures, and markets a diverse range of motivational and self-improvement products, many of which are the Company's own proprietary designs, for business and for personal motivation. The Company's products are sold via the millions of catalogs it mails each year and currently through 21 franchise stores and 2 joint venture store operations. Additionally, the Company's products may be purchased online via its website at www.successories.com.

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